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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this registration statement on Form S-4 of our report dated February 19, 2013, relating to the financial statements and the effectiveness of internal control over financial reporting for the year ended December 31, 2012, which appears in Kinder Morgan Energy Partners, L.P.'s Annual Report on Form 10-K for the year ended December 31, 2012. We also consent to the reference to us under the heading "Experts" in the proxy statement/prospectus, which forms a part of this registration statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
March 18, 2013

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  Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM